As filed with the Securities and Exchange Commission on November 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SEPRACOR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2536587
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

84 Waterford Drive
Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan
1998 Employee Stock Purchase Plan

(Full Title of the Plan)

Susan W. Murley, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

(Name and Address of Agent For Service)

(617) 526-6000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	2,500,000 shares (2)	$52.20	(3)	$130,500,000	(3)	$13,963.50

(1)             In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Consists of (i) 2,000,000 shares issuable under the Registrant’s 2000 Stock Incentive Plan and (ii) 500,000 shares issuable under the Registrant’s 1998 Employee Stock Purchase Plan.

(3)             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq Global-Market on November 15, 2006.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of (i) the registration statements on Form S-8, File No. 333-58368, File No. 333-100887, File No. 333-112748 and File No. 333-130368, relating to the Registrant’s 2000 Stock Incentive Plan, and (ii) the registration statements on Form S-8, File No. 333-58559 and File No. 333-112748, relating to the Registrant’s 1998 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on the 16th day of November, 2006.

SEPRACOR INC.

By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and
Administration, and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Timothy J. Barberich	Chief Executive Officer and Director	November 2, 2006
Timothy J. Barberich	(Principal Executive Officer)

/s/ David P. Southwell	Executive Vice President and Chief	November 16, 2006
David P. Southwell	Financial Officer (Principal Financial
Officer)

/s/ Robert F. Scumaci	Executive Vice President, Finance	November 16, 2006
Robert F. Scumaci	and Administration (Principal
Accounting Officer)

/s/ James G. Andress	Director	November 16, 2006
James G. Andress

/s/ Digby W. Barrios	Director	November 16, 2006
Digby W. Barrios

/s/ Robert J. Cresci	Director	November 16, 2006
Robert J. Cresci

/s/ Timothy J. Rink	Director	November 16, 2006
Timothy J. Rink

/s/ James F. Mrazek	Director	November 16, 2006
James F. Mrazek

Alan A. Steigrod	Director

Exhibit Index

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended
4.2(1)	Amended and Restated By-Laws of the Registrant
4.3(2)	Rights Agreement dated June 3, 2002 between the Registrant and EquiServe Trust Company, N.A., as rights agent
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in the signature pages of this Registration Statement)

(1)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-19410) and incorporated herein by reference.

(2)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on June 4, 2002 (File No. 0-19410) and incorporated herein by reference.